UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 4, 2012

CHEROKEE INC.

(Exact name of registrant as specified in its charter)

Delaware	1-18640	95-4182437
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification Number)

5990 Sepulveda Boulevard

Sherman Oaks, California 91411

(Address of Principal Executive Offices) (Zip Code)

(818) 908-9868

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On September 4, 2012, Cherokee Inc. (“Cherokee”) and JPMorgan Chase Bank, N.A. (“JPMorgan Chase”) entered into a credit agreement (the “Credit Agreement”).  Pursuant to the Credit Agreement, JPMorgan Chase agreed to lend to Cherokee up to $15 million in principal (the “Loan”).  The Loan is comprised of (i) a term loan in the principal amount of $13 million (the “Term Loan”), with interest on each advance equal to either: (i) an adjusted annual LIBOR rate reset monthly, bi-monthly or quarterly, plus 2.75% or (ii) JPMorgan’s annual prime rate minus 0.25%, with a floor equal to the one month LIBOR Rate plus 2.5%, and (ii) a revolving line of credit in the principal amount of $2 million (the “Revolver”), with interest on each advance equal to either: (i) an adjusted annual LIBOR rate reset monthly, bi-monthly or quarterly, plus 2.25% or (ii) JPMorgan’s annual prime rate minus 0.25%, with a floor equal to the one month LIBOR Rate plus 2.5%.  The Term Loan is subject to a five year maturity date and is to be repaid in equal quarterly payments of principal in the amount of $650,000, together with interest payments made monthly as set forth in the Term Loan.  The Revolver is subject to a three year maturity date and is to be repaid in monthly interest payments on any principal then outstanding, with the balance of any then-outstanding principal and interest to be repaid at maturity.  Cherokee paid an upfront fee equal to $65,000 in connection with the issuance of the Term Loan and is obligated to pay a monthly non-usage fee of 0.25% per annum, in arrears, computed on the average daily unused portion of the Revolver, subject to Cherokee’s right to terminate the Revolver prior to maturity.  In addition, Cherokee is obligated to pay an unspecified amount to be determined by JPMorgan Chase to compensate it for its loss in the event that Cherokee elects to repay all or a portion of the Loan prior to its maturity.  The proceeds from the Term Loan were used to fund Cherokee’s acquisition of assets related to the “Liz Lange” and “Completely Me by Liz Lange” brands, which closed on September 4, 2012. A description of the acquisition is set forth in Item 2.01 below.

The Loan is evidenced by a term note in the principal amount of $13,000,000 and a line of credit note in the principal amount of up to $2,000,000, is secured by a continuing security agreement and a trademark security agreement executed by Cherokee and is supported by a continuing guaranty executed by Cherokee’s wholly owned subsidiary, Spell C. LLC (collectively, with the Credit Agreement, the “Loan Documents”). The Credit Agreement contains various affirmative and negative covenants that are customary for loan agreements and transactions of this type, including limitations on Cherokee’s ability to incur debt or other liabilities and limitations on Cherokee’s ability to consummate acquisitions in excess of $5,000,000 in the aggregate at any time while the Loan is outstanding. In addition, the Credit Agreement prohibits Cherokee, without first obtaining JPMorgan Chase’s consent, from (i) issuing any equity securities other than pursuant to Cherokee’s employee equity incentive plans and (ii) repurchasing or redeeming any outstanding shares of Cherokee’s common stock or paying dividends or other distributions, other than stock dividends, to Cherokee’s stockholders, unless such repurchases or other distributions would not cause Cherokee to be violation of the “fixed charge coverage ratio” (described below) after giving pro forma effect thereto.  The Loan Agreement also imposes the following financial covenants, as specifically defined therein, including: (i) a minimum “fixed charge coverage ratio” of at least 1.2 to 1.0 to be calculated quarterly on a trailing four quarter basis and (ii) a limitation of Cherokee’s “senior funded debt ratio” not to exceed 2.0 to 1.0, measured at any time and based on the ratio of Cherokee’s consolidated total debt to Cherokee’s EBITDA for its most recently completed four-quarter test period. Further, as collateral for the Loan, Cherokee granted a security interest in favor of JPMorgan Chase in all of Cherokee’s assets (including trademarks), and the Loan is guaranteed by Cherokee’s wholly owned subsidiary, Spell C. LLC. In the event of a default under the Credit Agreement, JPMorgan Chase has the right to terminate its obligations under the Credit Agreement, accelerate the payment on any unpaid balance of the Credit Agreement and exercise its other rights under the Loan Documents, including foreclosing on Cherokee’s assets under the security agreement.

The foregoing summary description of the Loan Documents and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the terms and conditions of the Loan Documents, copies of which are attached hereto as Exhibits 10.1 — 10.6 and are incorporated herein by this reference.

Item 2.01                                             Completion of Acquisition or Disposition of Assets.

On September 4, 2012, Cherokee and LLM Management Co., LLC (the “Seller”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), pursuant to which Cherokee acquired various assets related to the “Liz Lange” and “Completely Me by Liz Lange” brands (the “Assets” and such transaction, the “Acquisition”). The Acquisition closed on September 4, 2012.   As consideration for the Acquisition, Cherokee agreed to pay a cash purchase price equal to $13.1 million, with $12.6 million paid by Cherokee concurrently with the closing and with $500,000 of which Cherokee agreed to place in an escrow fund that is to be released no later than March 31, 2013, subject to any funds which Cherokee recovers or that are to be retained pursuant to indemnification claims.  In addition, Cherokee agreed to pay to the Seller additional earn-out payments of $400,000 and $500,000 (for a total of up to $900,000 in contingent consideration), which consideration is payable upon Cherokee’s achievement of specified revenue targets attributable to the Assets during the remainder of 2012 and during 2013.  In addition, as part of the Acquisition, Cherokee agreed to assume the Seller’s obligations under various agreements, which include a consulting agreement with Ms. Lange as well as certain existing license agreements relating to the Assets, including a license agreement with Target Corp.  The Asset Purchase Agreement contains various covenants, indemnities and representations and warranties that are customary for transactions of this type.

The foregoing summary description of the Asset Purchase Agreement and the Acquisition does not purport to be complete and is subject to and qualified in its entirety by reference to the terms and conditions of the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by this reference.

Item 2.02                                             Results of Operations and Financial Condition.

On September 6, 2012, Cherokee issued a press release announcing its financial results for the three months ended July 28, 2012.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the disclosure regarding the Loan Documents set forth under Item 1.01 above.

Item 8.01                                             Other Events.

On September 6, 2012, Cherokee issued a press release announcing the Acquisition. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by this reference.

Item 9.01                     Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement, by and between Cherokee Inc. and LLM Management Co., LLC, dated as of September 4, 2012*
10.1	Credit Agreement, by and between Cherokee Inc. and JPMorgan Chase Bank, N.A., dated as of September 4, 2012*
10.2	Term Note, executed by Cherokee Inc. in favor of JPMorgan Chase Bank, N.A., dated as of September 4, 2012*
10.3	Line of Credit Note, executed by Cherokee Inc. in favor of JPMorgan Chase Bank, N.A., dated as of September 4, 2012*
10.4	Continuing Security Agreement, executed by Cherokee Inc. in favor of JPMorgan Chase Bank, N.A., dated as of September 4, 2012*
10.5	Trademark Security Agreement, executed by Cherokee Inc. in favor of JPMorgan Chase Bank, N.A., dated as of September 4, 2012*
10.6	Continuing Guaranty, executed by Spell C. LLC in favor of JPMorgan Chase Bank, N.A., dated as of September 4, 2012*
99.1	Press Release of Cherokee Inc., dated September 6, 2012*
99.2	Press Release of Cherokee Inc., dated September 6, 2012*

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEROKEE INC.

Dated: September 6, 2012	By:	/s/ Mark DiSiena
Mark DiSiena
Chief Financial Officer